RULE NO. 424(b)(3)
                                                     REGISTRATION NO. 333-113821


                           Prospectus Supplement No.1
                      dated August 20, 2004 ("Supplement")
                to the Prospectus of Applied NeuroSolutions, Inc.
                included in Registration Statement on Form SB-2,
                  Registration No. 333-113821(the "Prospectus")
================================================================================

      The Prospectus indicated that Kevin Eilian is a selling security holder with respect to 642,895 shares of our common stock. Mr. Eilian informed us that he is a selling security holder with respect to 214,209 shares of our common stock and the balance of the shares, 428,686 shares of our common stock, is held by an investment fund of which he is the general partner. The total number of shares covered by the Prospectus remains unchanged by this supplement.

      The selling security holder table in the Prospectus is amended as follows to reflect the correct ownership of the shares attributed to Mr. Eilian and the investment fund of which Mr. Eilian is the general partner:

----------------------------------------------------------------------------------------------------------------------------
                                                  Common Stock         Shares of Common        Common Stock        Percent
                                                Beneficially Owned    Stock Being Offered    Beneficially Owned     After
             Selling Stockholder                Before Offering (1)   in the Offering (1)    After Offering (1)    Offering
             -------------------                -------------------   -------------------    --------------------  --------
----------------------------------------------------------------------------------------------------------------------------
Kevin Eilian                                          214,209               214,209                  0                *
2025 Broadway, #30H
New York, New York
----------------------------------------------------------------------------------------------------------------------------
Ravinia Capital Opportunity Fund, LP (2)              428,686               428,686                  0                *
115 East 57th Street, Suite 1003
New York, New York
----------------------------------------------------------------------------------------------------------------------------

----------
(1) Includes shares of common stock issuable upon the exercise of warrants.
(2) Kevin Eilian, the general partner of Ravinia Capital Opportunity Fund, LP ("Ravinia"), has voting, investment and dispositive power over the shares of common stock held by Ravinia and the shares of common stock issuable upon the exercise of the warrants held by Ravinia.

        The date of this Prospectus Supplement No. 1 is August 20, 2004.